REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON INTERNAL CONTROL

To the Board of Trustees of Advisors Series Trust and
Shareholders of the
High Pointe Select Value Fund and
High Pointe Small Cap Equity Fund
Milwaukee, Wisconsin

In planning and performing our audits of the financial statements of High Pointe Select Value Fund and High Pointe Small Cap Equity Fund, each a series of Advisors Series Trust, for the year ended June 30, 2005, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity’s objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of June 30, 2005.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Advisors Series Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.

TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
July 22, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON INTERNAL CONTROL

To the Board of Trustees of Advisors Series Trust and
Shareholders of McCarthy Multi-Cap Stock Fund
Milwaukee, Wisconsin

In planning and performing our audit of the financial statements of McCarthy Multi-Cap Stock Fund, a series of Advisors Series Trust, for the year ended June 30, 2005, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity’s objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of June 30, 2005.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Advisors Series Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.

TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
July 22, 2005